EXHIBIT 10.3

WASHINGTON MUTUAL, INC.

RESOLUTION OF THE HUMAN RESOURCES COMMITTEE

REGARDING THE EQUITY INCENTIVE PLAN

WHEREAS, the Company sponsors the Amended and Restated 2003 Equity Incentive Plan; and

WHEREAS, the Plan provides that the fair market value for determining the exercise price of stock options will be the closing price on the day preceding the date of grant; and

WHEREAS, new reporting and disclosure rules will require the Company to incur additional administrative expenses and make additional disclosures;

WHEREAS, the Company deems it advisable to amend the definition of Fair Market Value in the Plan to avoid additional administrative costs;

WHEREAS, the Company previously engaged The Harris Bank N.A. (“Harris”) to establish and manage a trust (the “Trust”) to hold restricted stock awarded to executives and senior officers;

WHEREAS, the Company is terminating Harris as Trustee of the Trust and has engaged Mellon Investor Services (“Mellon”) to provide certain stock plan administration services;

NOW, THEREFORE, IT IS HEREBY RESOLVED that the Plan is hereby amended by replacing the “Fair Market Value” definition in Section 2 with the following:

“Fair Market Value” means the closing price for the Common Stock on the New York Stock Exchange during regular session trading for a single day as reported for such day in The Wall Street Journal or such other source the Committee deems reliable.  The applicable trading day for determining Fair Market Value (a) in connection with the grant of Awards shall be the Grant Date and (b) otherwise shall be as determined by the Committee in its sole discretion.  If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

FURTHER RESOLVED that the Trust is hereby terminated, and Harris shall be instructed to transfer the shares of stock held in the Trust to Mellon; and

FURTHER RESOLVED that the Company’s Executive Vice President - Human Resources is further authorized to take any actions he deems necessary to carry out the intent of this resolution.